UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2021

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UFP Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-12648	04-2314970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Hale Street

Newburyport, Massachusetts - USA 01950-3504

(Address of Principal Executive Offices) (Zip Code)

(978) 352-2200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UFPT	The NASDAQ Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

UFP Technologies, Inc. (“UFP” or the “Company”) entered into the following agreements in connection with the completion of its acquisition of DAS Medical Holdings, LLC, a Georgia limited liability company (“DAS Medical”):

Securities Purchase Agreement

On December 22, 2021, pursuant to the terms of a Securities Purchase Agreement, dated as of December 22, 2021 (the “Purchase Agreement”), by and among Parallax Investments, LLC, a Georgia limited liability company and its purchase price beneficiaries (collectively the “Sellers”), DAS Medical and the Company, the Company purchased from the Sellers all of the issued and outstanding membership interests of DAS Medical for an aggregate purchase price of $75 million in cash.  The purchase price is subject to adjustment based upon DAS Medical’s working capital at closing, and the purchase price may be increased by up to $20.0 million in earn-out payments based upon the performance of the business during the four-year period following the closing.

$10.0 million of the purchase price is being held in escrow to indemnify the Company against certain claims, losses and liabilities, as well as to provide for liquidated damages in the event that the Sellers’ representative fails to deliver to the Company certain audited financial statements of DAS Medical for pre-closing periods.  The Purchase Agreement contains customary representations, warranties and covenants customary for transactions of this type.

In connection with the acquisition of DAS Medical, the Company has also entered into Non-Competition Agreements with Danny R. Lee, Carol Lee, Daniel E. Lee, Houston Lee, Armond Groves, Thomas Bonner, and Bruce Grady.  The Company has agreed to pay additional consideration to the parties to the Non-Competition Agreements, including an aggregate of $10.0 million in payments over the ten years following the closing of the DAS Medical acquisition for the 10-year noncompetition covenants of Mr. Daniel E. Lee and Mr. Houston Lee.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Goodwill Agreement

On December 22, 2021, in connection with its entry into the Purchase Agreement, the Company also entered into an Agreement for the Purchase and Sale of Personal Goodwill (the “Goodwill Agreement”) with Danny R. Lee, Daniel Lee, Houston Lee, Armond Groves, Thomas Bonner and Bruce Grady (“Beneficiaries”), the purchase price beneficiaries.  Pursuant to the terms of the Goodwill Agreement, on December 22, 2021, the Company purchased from the Beneficiaries their personal goodwill, including business relationships, trade secrets and knowledge in connection with DAS Medical’s business, for a purchase price of $20 million in cash.  Pursuant to the terms of the Goodwill Agreement, the Beneficiaries (other than Daniel E. Lee and Houston Lee) agreed to certain non-competition and confidential information restrictions for a period of five years.

The above description of the Goodwill Agreement is qualified in its entirety by reference to the Goodwill Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Amended and Restated Credit Agreement

On December 22, 2021, the Company, as the borrower, entered into a secured $130 million Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) and Bank of America, N.A., in its capacity as the initial lender, Administrative Agent, Swingline Lender and L/C Issuer, and certain other lenders from time to time party thereto. The Amended and Restated Credit Agreement amends and restates the Company’s prior credit agreement, originally dated as of February 1, 2018.

The credit facilities under the Amended and Restated Credit Agreement consist of a $40 million secured term loan to UFP and a secured revolving credit facility, under which the Company may borrow up to $90 million.  The Amended and Restated Credit Facilities mature on December 22, 2026.  The proceeds of the Amended and Restated Credit Agreement may be used for general corporate purposes, including funding the acquisition of DAS Medical, as well as certain other permitted acquisitions.  Included in the Amended and Restated Credit Facilities is approximately $0.7 million in standby letters of credit drawable as a financial guarantee on worker’s compensation insurance policies.

The Company’s obligations under the Amended and Restated Credit Agreement are guaranteed by the Subsidiary Guarantors.

The Amended and Restated Credit Facilities call for interest of BSBY plus a margin that ranges from 1.25% to 2.0% or, at the discretion of the Company, the bank’s prime rate plus a margin that ranges from .25% to 1.0%. In both cases the applicable margin is dependent upon Company performance.  Under the Amended and Restated Credit Agreement, the Company is subject to a minimum fixed-charge coverage financial covenant as well as a maximum total funded debt to EBITDA financial covenant.  The Amended and Restated Credit Agreement contains other covenants customary for transactions of this type, including restrictions on certain payments, permitted indebtedness and permitted investments.  As of the date of this report, the Company had approximately $75 million in borrowings outstanding under the Amended and Restated Credit Facilities, which were used as partial consideration for the Dielectrics acquisition.

The above description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information regarding the Purchase Agreement and the Goodwill Agreement, as set forth in Item 1.01 of this Form 8-K, is hereby incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amended and Restated Credit Agreement, as set forth in Item 1.01 of this Form 8-K, is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

Founded in 2010 and headquartered in Atlanta, Georgia, with manufacturing in The Dominican Republic, DAS Medical is a $50 million medical device contract manufacturer specializing in the design, development and manufacturing of single use surgical equipment covers, robotic draping systems and fluid control pouches.  Excluding transaction costs, the Company paid an estimated amount of $105 million in the aggregate in connection with the acquisition of DAS Medical less an estimated amount of cash from DAS Medical of approximately $7.9 million (which includes payments of $85 million and $20 million in connection with the Purchase Agreement and the Goodwill Agreement, respectively). There is an opportunity for the Sellers to earn up to an additional amount of $20 million based upon the achievement of certain financial targets for each of fiscal years 2022 through 2025.  The aggregate estimated purchase price, without the earnout, is approximately 8.9 times DAS Medical’s 2021 estimated adjusted net income before interest, taxes, depreciation and amortization (adjusted EBITDA) for the 12-month period ended December 31, 2021. The Company defines DAS Medical’s estimate adjusted EBITDA, which is a non-GAAP financial measure, as adjusted net income plus net interest expense, income taxes, and depreciation and amortization expense.  The Company defines DAS Medical’s adjusted net-income as net income, plus or minus one-time items contained in its 2021 results.

The multiple described above for the 12 month period ending December 31, 2021 is based upon amounts provided by DAS Medical to the Company and is an estimate only and represents the most current information made available to the Company by DAS Medical as of the date of this report. Therefore, it is possible that DAS Medical’s actual adjusted EBITDA for such period may differ materially from this estimate as the Sellers’ representative makes final adjustments and considers other developments which may arise between now and the time the Company and DAS Medical finalize financial results for such period. In addition, DAS Medical’s estimated adjusted EBITDA for such period is not necessarily indicative of the results to be achieved for any future period. Accordingly, you should not place undue reliance on this preliminary estimate. DAS Medical’s estimated adjusted EBITDA should be read together with the consolidated financial statements and related notes that will be filed and incorporated by reference to this report in accordance with Item 9.01(a) described below.

On December 22, UFP issued a press release relating to the completion of the Company’s acquisition of DAS Medical.  The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Limitation on Incorporation by Reference.  The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements.   Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.  The financial statements of DAS Medical required by Item 9.01(a) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) to this Current Report on Form 8-K will be furnished by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of December 22, 2021, by and among Parallax Investments, LLC, a Georgia limited liability company and its purchase price beneficiaries, DAS Medical Holdings, LLC, a Georgia corporation and UFP Technologies, Inc.
10.2	Agreement for the Purchase and Sale of Personal Goodwill, dated December 22, 2021, between and among UFP Technologies, Inc. and Danny R. Lee, Daniel Lee, Houston Lee, Armond Groves, Thomas Bonner and Bruce Grady
10.3	Amended and Restated Credit Agreement, dated December 22, 2021, between and among UFP Technologies, Inc., certain of its subsidiaries as guarantors and Bank of America, N.A., in its capacity as the initial lender, Administrative Agent, Swingline Lender and L/C Issuer
99.1	Press release dated December 23, 2021 of UFP Technologies, Inc. announcing the completion of its acquisition of DAS Medical Holdings, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFP Technologies, Inc.

Date: December 23, 2021	By:	/s/ Ronald J. Lataille
Ronald J. Lataille
Chief Financial Officer and Senior Vice President